Exhibit 99.1

:

              FORMER CHIEF ACCOUNTANT AT SEC, LAWRENCE P. FRIEND
  TO BECOME ADVISOR TO HERCULES TECHNOLOGY GROWTH CAPITAL BOARD OF DIRECTORS

    PALO ALTO, Calif., July 26 /PRNewswire-FirstCall/ -- Hercules Technology Growth Capital, Inc. (Nasdaq: HTGC) has appointed Lawrence A. Friend as an Advisor to its Board of Directors effective immediately. Hercules is the only public business development company ("BDC") that exclusively invests in venture capital backed technology and life sciences companies in all stages of development.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050609/SFTH149LOGO )
    From 1978 to 1998, Friend was Chief Accountant of the Division of Investment Management of the United States Securities and Exchange Commission. Subsequently, he joined PricewaterhouseCoopers' Regulatory Consulting Group in Boston and Washington, D.C., and was an Assurance and Advisory Partner from 1998 through June 2004. Since his retirement, he has continued in a similar role as an investment management industry regulatory consultant.

    Friend will advise the Hercules Board, whose members include Joseph Chow, Chief Risk and Corporate Administrative Officer of State Street Bank, and Allyn Woodward, former COO of Silicon Valley Bank.

    "Larry Friend gives our board unprecedented expertise on accounting and regulatory issues related to the regulation of investment management companies, specifically business development companies," said Manuel Henriquez, president and CEO of Hercules Technology Growth Capital. "As a former SEC accountant, he brings a wealth of knowledge to Hercules, and we are honored to have him on our team."

    "Hercules Technology Growth Capital is a unique business development company that fills a real demand for financing options for emerging-growth companies. I look forward to advising and working closely with the firm's exceptional leadership team and board. Manuel and his team have the discipline and rigor to help define this part of the business development space," Friend said.

    Joseph W. Chow and Allyn C. Woodward, Jr., Hercules' independent directors, both joined the Company's Board February 2004. Chow is the Executive Vice President and Chief Risk and Corporate Administrative Officer at State Street Corporation. Prior to joining State Street, Chow held various positions at Bank of Boston where he specialized in the financing of emerging high technology companies. Woodward is Vice Chairman of Adams, Harkness, Inc., an independent institutional research, brokerage and investment banking firm that is a member of the NYSE. Woodward has extensive experience in commercial banking with a focus on the technology, healthcare and venture capital industries at such institutions as Silicon Valley Bank. Prior to Silicon Valley Bank, Woodward was Senior Executive Vice President and Chief Operating Officer and Bank of New England as a Senior Vice President and Group Manager of the Technology Group. Woodward serves as a director of one other public company: LeCroy Corporation and also serves as a director of Square 1 Bank and Square 1 Financial. He is a former Director of Viewlogic Systems, Inc. and Cayenne Software, Inc and on the advisory boards of several venture capital firms.

    About Hercules Technology Growth Capital:
    Founded in December, 2003, Hercules Technology Growth Capital, Inc. is a specialized finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately held companies backed by leading venture capital and private equity firms and also may finance certain publicly traded companies. Hercules focuses its investments in companies active in technology and the technology-related industries, including life sciences. The company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston and Chicago areas. Providing capital to privately held companies backed by leading venture capital and private equity firms involves a certain degree of credit risk and may result in potential losses. For more information or companies interested in learning more about financing opportunities should contact info@herculestech.com or call at 650-289-3060 or visit http://www.herculestech.com .

CONTACT: Deborah Stapleton of Hercules Technology Growth Capital, Inc., +1-650-289-3078/Photo: http://www.newscom.com/cgi-bin/prnh/20050609/SFTH149LOGO
AP Archive:  http://photoarchive.ap.org
PRN Photo Desk photodesk@prnewswire.com/
Web site:  http://www.herculestech.com /